SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 6, 2008
(Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File	Identification
incorporation)	Number)	Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code:
(253) 850-3500
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
Flow International Corporation held its quarterly earnings teleconference on March 6, 2008. A transcript of this teleconference is attached as Exhibit 99.1 to this filing.
Flow International Corporation issued a press release announcing that Mitsubishi Heavy Industries (MHI) has awarded the company a second multi-million dollar contract to supply MHI with the company’s Composite Machining Center waterjet machine tools to cut the carbon fiber wing skins for a major commercial jet aircraft program. This press release is attached as Exhibit 99.2 to this filing.
ITEM 9.01. Exhibits
     (c) Exhibits
99.1	Transcript of March 6, 2008 earnings teleconference

99.2	Press Release dated March 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2008	FLOW INTERNATIONAL CORPORATION
	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary